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                                                                    EXHIBIT 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration on Form S-8 (Registration Numbers 333-76099-99, 333-96699, 333-92483-99, 333-91829-99,
333-91743-99, 333-87069-99, 333-86289-99, 333-76077-99, 333-45446-99 and
333-11313-99), on Form S-3 (Registration Numbers 333-81137, 333-44532,
333-59844, 333-91296-01 and 333-85228-99) and on Form S-4 (Registration Numbers
333-76198, 333-84781 and 333-72397) of Nabors Industries Ltd. of our report dated January 23, 2002, except for Note 16, as to which the date is March 18, 2002, and Notes 1, 2, 7, 12 and 15, as to which the date is August 20, 2002, relating to the consolidated financial statements, which is incorporated in this Form 8-K.



/s/ PricewaterhouseCoopers LLP

Houston, Texas
August 20, 2002